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                                                                     EXHIBIT 5.1
                         [LATHAM & WATKINS LETTERHEAD]


                                  July 12, 2001


Intuitive Surgical, Inc.
1340 W. Middlefield Road
Mountain View, CA  94043


       Re: Offering of 200,000 Shares of Intuitive Surgical, Inc.'s Common Stock
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Ladies and Gentlemen:

     In connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 200,000 shares of common stock, par value $0.001 per share (the "Shares"), of Intuitive Surgical, Inc., a Delaware corporation (the "Company"), you have requested our opinion with respect to the matters set forth below.

     In our capacity as your special counsel in connection with such registration, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments as we have deemed necessary or appropriate for purposes of this opinion.

     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

     We have been furnished with, and with your consent have exclusively relied upon, certificates of officers of the Company with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

     Our opinion is limited to the Federal Laws of the United States and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability or effect of any other laws.

     Subject to the foregoing, we advise you that, in our opinion the Shares have been duly authorized and validly issued and are fully paid and nonassessable.

     We consent to your filing this opinion as an exhibit to the registration statement relating to the Shares and to the reference to our firm contained under the heading "Legal Matters."

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LATHAM & WATKINS

Intuitive Surgical, Inc.
July 12, 2001
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     This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                                                     Very truly yours,


                                                     /s/ LATHAM & WATKINS